Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2025 FINANCIAL RESULTS

ROLLING MEADOWS, IL, January 29, 2026 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter ended December 31, 2025. Management will host a webcast conference call to discuss these results on Thursday, January 29, 2026 at 5:15 p.m. ET/4:15 p.m. CT. To listen to the call, and for printer-friendly formats of this release and the “CFO Commentary” and “Supplemental Quarterly Data,” which may also be referenced during the call, please visit ajg.com/IR. These documents contain both GAAP and non-GAAP measures. Investors and other users of this information should read carefully the section entitled “Information Regarding Non-GAAP Measures” beginning on page 9.

	Summary of Financial Results - Fourth Quarter
	Revenues Before Reimbursements		Net Earnings (Loss)		EBITDAC		Diluted Net Earnings (Loss) Per Share
Segment	4th Q 25	4th Q 24	4th Q 25	4th Q 24	4th Q 25	4th Q 24	4th Q 25	4th Q 24
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$3,169	$2,296	$317	$317	$774	$661	$1.21	$1.37
Net losses (gains) on divestitures	(20)	1	(15)	1	(20)	1	(0.06)	—
Acquisition integration	—	—	79	29	106	39	0.30	0.13
Workforce and lease termination	—	—	80	23	107	31	0.31	0.10
Acquisition related adjustments	—	—	30	40	48	29	0.12	0.17
Amortization of intangible assets	—	—	223	121	—	—	0.86	0.53
Effective income tax rate impact	—	—	—	1	—	—	—	0.01
Levelized foreign currency translation	—	30	—	5	—	8	—	0.02

Brokerage, as adjusted *	3,149	2,327	714	537	1,015	769	2.74	2.33

Risk Management, as reported	417	369	49	43	84	72	0.19	0.19
Net (gains) on divestitures	(1)	—	(1)	—	(1)	—	—	—
Acquisition integration	—	—	1	—	2	2	—	—
Workforce and lease termination	—	—	1	3	2	2	—	0.01
Acquisition related adjustments	—	—	3	—	3	—	0.01	—
Amortization of intangible assets	—	—	4	3	—	—	0.02	0.01
Levelized foreign currency translation	—	3	—	1	—	1	—	—

Risk Management, as adjusted *	416	372	58	50	90	77	0.22	0.21

Corporate, as reported	—	14	(212)	(102)	(148)	(46)	(0.82)	(0.44)
Transaction-related costs	—	—	27	14	36	17	0.10	0.06
Legal, tax & benefit plan related	—	—	34	—	54	—	0.14	—
Clean energy related	—	(5)	—	(1)	—	(2)	—	—

Corporate, as adjusted *	—	9	(151)	(89)	(58)	(31)	(0.58)	(0.38)

Total Company, as reported	$3,586	$2,679	$154	$258	$710	$687	$0.58	$1.12

Total Company, as adjusted *	$3,565	$2,708	$620	$498	$1,047	$815	$2.38	$2.16

Total Brokerage & Risk Management, as reported	$3,586	$2,665	$366	$360	$858	$733	$1.40	$1.56

Total Brokerage & Risk Management, as adjusted *	$3,565	$2,699	$772	$587	$1,105	$846	$2.96	$2.54

*

For fourth quarter 2025, the pretax impact of the Brokerage segment adjustments totals $533 million, mostly due to non-cash period expenses related to intangible amortization, with a corresponding adjustment to the provision for income taxes of $136 million relating to these items. For fourth quarter 2025, the pretax impact of the Risk Management segment adjustments totals $12 million, with a corresponding adjustment to the provision for income taxes of $3 million relating to these items. For fourth quarter 2025, the pretax impact of the Corporate segment adjustments totals $90 million, with a corresponding adjustment to the benefit for income taxes of $29 million relating to these items. A detailed reconciliation of the 2025 and 2024 provision (benefit) for income taxes is shown on pages 14 and 15.

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“We had an excellent fourth quarter and a terrific 2025!” said J. Patrick Gallagher, Jr., Chairman and CEO.

“Our two-pronged revenue growth strategy, that’s organic and M&A, drove double-digit top line growth for the 20th straight quarter. Fourth quarter revenue growth for our combined Brokerage and Risk Management segments was in excess of 30% and included organic revenue growth of 5%. Net earnings margin was 10.2%, adjusted EBITDAC margin was 30.8% and adjusted EBITDAC grew 30%.

“We finished 2025 with 21% growth in revenue, 6% organic growth, 26% growth in adjusted EBITDAC and completed 33 mergers with more than $3.5 billion in estimated annualized revenue. Another fantastic year.

“We have excellent momentum entering 2026 and our talented colleagues are executing on our value creation strategy. We are extremely excited about 2026 and believe we are just getting started!”

	Summary of Financial Results - Year Ended December 31
	Revenues Before Reimbursements		Net Earnings (Loss)		EBITDAC		Diluted Net Earnings (Loss) Per Share
Segment	Year 25	Year 24	Year 25	Year 24	Year 25	Year 24	Year 25	Year 24
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$12,192	$9,934	$2,052	$1,686	$3,856	$3,069	$7.85	$7.46
Net (gains) on divestitures	(24)	(24)	(18)	(18)	(24)	(24)	(0.07)	(0.08)
Acquisition integration	—	—	194	143	257	191	0.73	0.63
Workforce and lease termination	—	—	136	88	183	118	0.53	0.39
Acquisition related adjustments	—	(26)	127	63	174	121	0.49	0.28
Amortization of intangible assets	—	—	668	486	—	—	2.57	2.16
Effective income tax rate impact	—	—	—	(7)	—	—	—	(0.03)
Levelized foreign currency translation	—	57	—	8	—	13	—	0.04

Brokerage, as adjusted *	12,168	9,941	3,159	2,449	4,446	3,488	12.10	10.85

Risk Management, as reported	1,585	1,451	183	175	313	290	0.70	0.78
Net (gains) on divestitures	(2)	—	(1)	—	(2)	—	—	—
Acquisition integration	—	—	7	2	9	3	0.03	0.01
Workforce and lease termination	—	—	9	6	12	7	0.03	0.03
Acquisition related adjustments	—	—	3	—	4	—	0.01	—
Amortization of intangible assets	—	—	16	10	—	—	0.06	0.04
Levelized foreign currency translation	—	(1)	—	—	—	—	—	—

Risk Management, as adjusted *	1,583	1,450	217	193	336	300	0.83	0.86

Corporate, as reported	1	16	(732)	(390)	(491)	(234)	(2.81)	(1.74)
Transaction-related costs	—	—	107	26	122	32	0.41	0.12
Legal, tax & benefit plan related	—	—	42	3	78	—	0.16	0.02
Clean energy-related	—	(5)	—	(2)	—	(2)	—	(0.01)

Corporate, as adjusted *	1	11	(583)	(363)	(291)	(204)	(2.24)	(1.61)

Total Company, as reported	$13,778	$11,401	$1,503	$1,471	$3,678	$3,125	$5.74	$6.50

Total Company, as adjusted *	$13,752	$11,402	$2,793	$2,279	$4,491	$3,584	$10.69	$10.10

Total Brokerage & Risk Management, as reported	$13,777	$11,385	$2,235	$1,861	$4,169	$3,359	$8.55	$8.24

Total Brokerage & Risk Management, as adjusted *	$13,751	$11,391	$3,376	$2,642	$4,782	$3,788	$12.93	$11.71

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*

For the year ended December 31, 2025, the pretax impact of the Brokerage segment adjustments totals $1,482 million, mostly due to non-cash period expenses related to intangible amortization, with a corresponding adjustment to the provision for income taxes of $375 million relating to these items. For the year ended December 31, 2025, the pretax impact of the Risk Management segment adjustments totals $45 million, with a corresponding adjustment to the provision for income taxes of $11 million relating to these items. For the year ended December 31, 2025, the pretax impact of the Corporate segment adjustments totals $200 million, with a corresponding adjustment to the benefit for income taxes of $51 million relating to these items. A detailed reconciliation of the 2025 and 2024 provision (benefit) for income taxes is shown on pages 14 and 15.

Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

See “Information Regarding Non-GAAP Measures” on page 9 of 15.

Organic Revenues (Non-GAAP)	4th Q 2025	4th Q 2024	Year 2025	Year 2024
Base Commissions and Fees
Commissions and fees, as reported	$2,841	$2,024	$10,670	$8,887
Less commissions and fees from acquisitions, divested operations and other	(882)	(171)	(1,598)	(351)
Levelized foreign currency translation	—	22	—	48

Organic base commissions and fees	$1,959	$1,875	$9,072	$8,584

Organic change in base commissions and fees	4%		6%

Supplemental Revenues
Supplemental revenues, as reported	$132	$98	$466	$359
Less supplemental revenues from acquisitions, divested operations and other	(21)	—	(33)	—
Levelized foreign currency translation	—	1	—	3

Organic supplemental revenues	$111	$99	$433	$362

Organic change in supplemental revenues	12%		20%

Contingent Revenues
Contingent revenues, as reported	$83	$52	$324	$268
Less contingent revenues from acquisitions, divested operations and other	(24)	—	(43)	—
Levelized foreign currency translation	—	1	—	1

Organic contingent revenues	$59	$53	$281	$269

Organic change in contingent revenues	11%		5%

Total reported commissions, fees, supplemental revenues and contingent revenues	$3,056	$2,174	$11,460	$9,514
Less commissions, fees, supplemental revenues and contingent revenues from acquisitions, divested operations and other	(927)	(171)	(1,674)	(351)
Levelized foreign currency translation	—	24	—	52

Total organic commissions, fees, supplemental revenues and contingent revenues	$2,129	$2,027	$9,786	$9,215

Total organic change	5%		6%

Acquisition Activity	4th Q 2025	4th Q 2024	Year 2025	Year 2024
Number of acquisitions closed *	6	19	31	46
Estimated annualized revenues acquired (in millions)	$118	$189	$3,508	$363

*

In the fourth quarter of 2025 Gallagher issued 6,000 shares of its common stock directly to sellers in connection with tax-free exchange acquisitions. No shares were issued in fourth quarter 2024 in connection with tax-free exchange acquisitions.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

See “Information Regarding Non-GAAP Measures” beginning on page 9 of 15.

Acquisition of AssuredPartners

As previously disclosed, on August 18, 2025, we acquired AssuredPartners for approximately $13.8 billion. We raised $8.5 billion of cash in our December 11, 2024 follow-on common stock offering and borrowed $5.0 billion of cash in our December 19, 2024 senior notes issuance (collectively, the AssuredPartners Financing) to fund the transaction. On January 7, 2025, we received an additional $1.3 billion of cash due to the exercise by the underwriters of the overallotment provision related to the follow-on common stock offering.

Compensation Expense and Ratios			4th Q 2025	4th Q 2024	Year 2025	Year 2024
Compensation expense, as reported			$1,868	$1,291	$6,660	$5,502
Acquisition integration			(49)	(24)	(135)	(107)
Workforce and lease termination related charges			(103)	(27)	(171)	(108)
Acquisition related adjustments			(48)	(29)	(174)	(147)
Levelized foreign currency translation			—	14	—	30

Compensation expense, as adjusted			$1,668	$1,225	$6,180	$5,170

Reported compensation expense ratios using reported revenues on pages 1 and 2	*		59.0%	56.2%	54.6%	55.4%

Adjusted compensation expense ratios using adjusted revenues on pages 1 and 2	*	*	53.0%	52.6%	50.8%	52.0%

*

Reported fourth quarter 2025 compensation expense ratio was 2.8 pts higher than fourth quarter 2024. This ratio was primarily impacted by higher integration and workforce termination costs, as well as the impact of recent acquisitions and . lower interest income revenues in the quarter, as fourth quarter 2024 included interest income earned on proceeds associated with the AssuredPartners Financing in December 2024.

**

Adjusted fourth quarter 2025 compensation expense ratio was 0.4 pts higher than fourth quarter 2024. This ratio was primarily impacted by recent acquisitions as well as lower interest income revenues in the quarter, as fourth quarter 2024 included interest income earned on proceeds associated with the AssuredPartners Financing in December 2024.

Operating Expense and Ratios			4th Q 2025	4th Q 2024	Year 2025	Year 2024
Operating expense, as reported			$527	$344	$1,676	$1,363
Acquisition integration			(57)	(15)	(122)	(84)
Workforce and lease termination related charges			(4)	(4)	(13)	(10)
Levelized foreign currency translation			—	8	—	14

Operating expense, as adjusted			$466	$333	$1,541	$1,283

Reported operating expense ratios using reported revenues on pages 1 and 2	*		16.6%	15.0%	13.8%	13.7%

Adjusted operating expense ratios using adjusted revenues on pages 1 and 2	*	*	14.8%	14.3%	12.7%	12.9%

*

Reported fourth quarter 2025 operating expense ratio was 1.6 pts higher than fourth quarter 2024. This ratio was primarily impacted by higher integration and technology costs, partially offset by savings in professional fees. This ratio was also impacted by lower interest income revenues in the quarter, as fourth quarter 2024 included interest income earned on proceeds associated with the AssuredPartners Financing in December 2024.

**

Adjusted fourth quarter 2025 operating expense ratio was 0.5 pts higher than fourth quarter 2024. This ratio was primarily impacted by increased technology costs, partially offset by savings in professional fees. This ratio was also impacted by lower interest income revenues in the quarter, as fourth quarter 2024 included interest income earned on proceeds associated with the AssuredPartners Financing in December 2024.

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Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

See “Information Regarding Non-GAAP Measures” on page 9 of 15.

Net Earnings to Adjusted EBITDAC (Non-GAAP)		4th Q 2025	4th Q 2024	Year 2025	Year 2024
Net earnings, as reported		$317	$317	$2,052	$1,686
Provision for income taxes		107	108	707	573
Depreciation		46	34	159	133
Amortization		298	163	894	651
Change in estimated acquisition earnout payables		6	39	44	26

EBITDAC		774	661	3,856	3,069
Net losses (gains) on divestitures		(20)	1	(24)	(24)
Acquisition integration		106	39	257	191
Workforce and lease termination related charges		107	31	183	118
Acquisition related adjustments		48	29	174	121
Levelized foreign currency translation		—	8	—	13

EBITDAC, as adjusted		$1,015	$769	$4,446	$3,488

Net earnings margin, as reported using reported revenues on pages 1 and 2	*	10.0%	13.8%	16.8%	17.0%

EBITDAC margin, as adjusted using adjusted revenues on pages 1 and 2	*	32.2%	33.0%	36.5%	35.1%

*

Fourth quarter 2024 adjusted EBITDAC margin includes approximately $20 million of interest income revenues earned on the proceeds received in December 2024 related to the AssuredPartners Financing. This interest income in the prior period, as well as the seasonality of AssuredPartners and the roll-in of tuck-in acquisitions, unfavorably impacted the year over year change in fourth quarter adjusted EBITDAC margin by approximately 1.3%.

Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

See “Information Regarding Non-GAAP Measures” on page 9 of 15.

Organic Revenues (Non-GAAP)	4th Q 2025	4th Q 2024	Year 2025	Year 2024
Fees	$403	$357	$1,538	$1,406
International performance bonus fees	5	3	11	8

Fees as reported	408	360	1,549	1,414
Less fees from acquisitions	(21)	—	(60)	—
Less divested operations	—	(2)	—	(9)
Levelized foreign currency translation	—	3	—	(1)

Organic fees	$387	$361	$1,489	$1,404

Organic change in fees	7%		6%

Acquisition Activity	4th Q 2025	4th Q 2024	Year 2025	Year 2024
Number of acquisitions closed	1	1	2	2
Estimated annualized revenues acquired (in millions)	$16	$10	$54	$24

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Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

See “Information Regarding Non-GAAP Measures” beginning on page 9 of 15.

Compensation Expense and Ratios		4th Q 2025	4th Q 2024	Year 2025	Year 2024
Compensation expense, as reported		$255	$225	$974	$882
Acquisition integration		(1)	(1)	(3)	(2)
Workforce and lease termination related charges		—	(1)	(9)	(4)
Acquisition related adjustments		(2)	—	(4)	—
Levelized foreign currency translation		—	1	—	(2)

Compensation expense, as adjusted		$252	$224	$958	$874

Reported compensation expense ratios using reported revenues (before reimbursements) on pages 1 and 2	*	61.2%	61.0%	61.5%	60.8%

Adjusted compensation expense ratios using adjusted revenues (before reimbursements) on pages 1 and 2	*	60.6%	60.2%	60.5%	60.3%

*

Reported fourth quarter 2025 compensation expense ratio was 0.2 pts higher than fourth quarter 2024. Adjusted fourth quarter 2025 compensation ratio was 0.4 pts higher than fourth quarter 2024. Both ratios were primarily impacted by increased incentive compensation, partially offset by savings related to headcount controls.

Operating Expense and Ratios			4th Q 2025	4th Q 2024	Year 2025	Year 2024
Operating expense, as reported			$78	$72	$298	$279
Acquisition integration			(3)	(1)	(6)	(1)
Workforce and lease termination related charges			(1)	(1)	(3)	(3)
Levelized foreign currency translation			—	1	—	1

Operating expense, as adjusted			$74	$71	$289	$276

Reported operating expense ratios using reported revenues (before reimbursements) on pages 1 and 2	*		18.7%	19.5%	18.8%	19.2%

Adjusted operating expense ratios using reported revenues (before reimbursements) on pages 1 and 2	*	*	17.8%	19.1%	18.3%	19.0%

*

Reported fourth quarter 2025 operating expense ratio was 0.8 pts lower than fourth quarter 2024. This ratio was primarily impacted by savings in client-related expenses and lower business insurance costs, partially offset by increased integration costs.

**

Adjusted fourth quarter 2025 operating expense ratio was 1.3 pts lower than fourth quarter 2024. This ratio was primarily impacted by savings in client-related expenses and lower business insurance costs.

Net Earnings to Adjusted EBITDAC (Non-GAAP)	4th Q 2025	4th Q 2024	Year 2025	Year 2024
Net earnings, as reported	$49	$43	$183	$175
Provision for income taxes	18	15	66	63
Depreciation	10	10	40	38
Amortization	6	4	22	14
Change in estimated acquisition earnout payables	1	—	2	—

EBITDAC	84	72	313	290
Net (gains) on divestitures	(1)	—	(2)	—
Acquisition integration	2	2	9	3
Workforce and lease termination related charges	2	2	12	7
Acquisition related adjustments	3	—	4	—
Levelized foreign currency translation	—	1	—	—

EBITDAC, as adjusted	$90	$77	$336	$300

Net earnings margin, as reported using reported revenues (before reimbursements) on pages 1 and 2	11.8%	11.7%	11.6%	12.1%

EBITDAC margin, as adjusted using adjusted revenues (before reimbursements) on pages 1 and 2	21.6%	20.7%	21.2%	20.6%

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Corporate Segment Reported GAAP to Adjusted Non-GAAP Reconciliation (dollars in millions):

See “Information Regarding Non-GAAP Measures” beginning on page 9 of 15.

	2025			2024
4th Quarter	Pretax Loss	Income Tax Benefit	Net Earnings (Loss) Attributable to Controlling Interests	Pretax Loss	Income Tax Benefit	Net Earnings (Loss) Attributable to Controlling Interests
Components of Corporate Segment, as reported
Interest and banking costs	$(162)	$42	$(120)	$(94)	$24	$(70)
Clean energy related	(2)	1	(1)	—	—	—
Acquisition costs (1)	(41)	9	(32)	(24)	5	(19)
Corporate (2)	(106)	47	(59)	(32)	19	(13)

Reported 4th Quarter	(311)	99	(212)	(150)	48	(102)
Adjustments
Clean energy related	—	—	—	(2)	—	(2)
Transaction-related costs (1)	36	(9)	27	17	(2)	15
Legal and tax related (3)	10	(9)	1	—	—	—
Benefit plan related (4)	44	(11)	33	—	—	—

Components of Corporate Segment, as adjusted
Interest and banking costs	(162)	42	(120)	(94)	24	(70)
Clean energy related	(2)	1	(1)	(2)	—	(2)
Acquisition costs	(5)	—	(5)	(7)	3	(4)
Corporate (2)	(52)	27	(25)	(32)	19	(13)

Adjusted 4th Quarter	$(221)	$70	$(151)	$(135)	$46	$(89)

Year Ended December 31,
Components of Corporate Segment, as reported
Interest and banking costs	$(642)	$167	$(475)	$(376)	$97	$(279)
Clean energy related	(8)	3	(5)	(6)	1	(5)
Acquisition costs (1)	(139)	17	(122)	(51)	10	(41)
Corporate (2)	(348)	218	(130)	(189)	124	(65)

Reported year	(1,137)	405	(732)	(622)	232	(390)
Adjustments
Clean energy related	—	—	—	(2)	—	(2)
Transaction-related costs (1)	122	(15)	107	32	(6)	26
Legal and tax related (3)	34	(25)	9	—	3	3
Benefit plan related (4)	44	(11)	33	—	—	—

Components of Corporate Segment, as adjusted
Interest and banking costs	(642)	167	(475)	(376)	97	(279)
Clean energy related	(8)	3	(5)	(8)	1	(7)
Acquisition costs	(17)	2	(15)	(19)	4	(15)
Corporate (2)	(270)	182	(88)	(189)	127	(62)

Adjusted Year	$(937)	$354	$(583)	$(592)	$229	$(363)

(1)

Gallagher incurred transaction-related costs, which include legal, consulting, employee compensation and other professional fees associated with completed, future and terminated acquisitions. Adjustments primarily relate to the acquisition of the Willis Towers Watson treaty reinsurance brokerage operations, the acquisitions of Buck, Cadence Insurance, Eastern Insurance Group, all of which closed in 2023, as well as Woodruff Sawyer and AssuredPartners, which closed in April 2025 and August 2025, respectively.

(2)

Corporate pretax loss includes a net unrealized foreign exchange remeasurement loss of $(4) million in fourth quarter 2025 and a net unrealized foreign exchange remeasurement gain of $16 million in fourth quarter 2024. Corporate pretax loss includes a net unrealized foreign exchange remeasurement loss of $(47) million in the year ended December 31, 2025 and a net unrealized foreign exchange remeasurement loss of zero in the year ended December 31, 2024.

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(3)	Adjustments in fourth quarter 2025 and 2024 include costs associated with legal and tax matters.
(4)	Adjustments in fourth quarter 2025 include costs associated with the termination of the Gallagher US defined pension plan and other benefit plan changes.

Interest and banking costs and debt - At December 31, 2025, Gallagher had $9,550 million of borrowings from public debt, $3,323 million of borrowings from private placements and no borrowings under its line of credit facility. In addition, Gallagher had $226 million outstanding under a revolving loan facility that provides funding for premium finance receivables, which are fully collateralized by the underlying premiums held by insurance carriers, and as such are excluded from its debt covenant computations, as applicable. Interest and banking costs in fourth quarter 2025 are higher than the same period in 2024 primarily due to the debt issuances that occurred in December 2024.

Clean energy related - For 2025, this consists of operating results related to Gallagher’s investments in new clean energy projects, primarily fusion and carbon sequestration projects.

Acquisition costs - Consists mostly of external professional fees and other due diligence costs related to acquisitions. On occasion, Gallagher enters into forward currency hedges for the purchase price of committed, but not yet funded, acquisitions with funding requirements in currencies other than the U.S. dollar. The gains or losses, if any, associated with these hedge transactions are also included in acquisition costs.

Corporate - Consists of overhead allocations mostly related to corporate staff compensation, other corporate level activities, and net unrealized foreign exchange remeasurement. In addition, it includes the tax expense related to the partial taxation of foreign earnings, nondeductible executive compensation and entertainment expenses, the tax benefit from the vesting of employee equity awards, as well as other permanent or discrete tax items not reflected in the provision for income taxes in the Brokerage and Risk Management segments.

Income Taxes - Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments using the local country statutory rates. Gallagher’s consolidated effective tax rate for the quarters ended December 31, 2025 and 2024 were 14.3% and 22.5%, respectively. Gallagher’s consolidated effective tax rate for the year ended December 31, 2025 and 2024 were 19.7% and 21.5%, respectively

Webcast Conference Call - Gallagher will host a webcast conference call on Thursday, January 29, 2026 at 5:15 p.m. ET/4:15 p.m. CT. To listen to this call, please go to Arthur J. Gallagher & Co. - Events & Presentations (ajg.com). The call will be available for replay at such website for at least 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., a global insurance brokerage, risk management and consulting services firm, is headquartered in Rolling Meadows, Illinois. Gallagher provides these services in approximately 130 countries around the world through its owned operations and a network of correspondent brokers and consultants.

Information Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “will,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, anticipated future results or performance of any segment or Gallagher as a whole; acquisition rollover revenues, statements regarding changes in its expenses in the next several quarters; future capital structure changes, including debt levels from time to time; the impact of foreign currency on its results; integration costs; workforce and lease termination costs; amortization of intangibles; depreciation; change in estimated earnout payables; effective tax rate; earnings from continuing operations attributable to noncontrolling interests; the premium rate environment and the state of insurance markets; and the economic environment.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.

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Important factors that could cause actual results to differ materially from those in the forward-looking statements include global economic and geopolitical events, including, among others, fluctuations in interest and inflation rates; geo-economic fragmentation and protectionism such as tariffs, trade wars or similar governmental actions affecting the flows of goods, services or currency; a U.S. government shutdown; political violence and instability, such as the armed conflicts in Ukraine the Middle East, Latin America and the Caribbean; its actual acquisition opportunities, including closing risks related to pending acquisitions, risks with respect to larger acquisitions such as AssuredPartners, the largest acquisition in our history, including risks related to its ability to successfully integrate operations, the possibility that its assumptions may be inaccurate resulting in unforeseen obligations or liabilities and failure to realize the expected benefits of these acquisitions; damage to its reputation due to its failure to uphold its culture or negative perceptions or publicity, including as a result of amplifying effects that the Internet and social media may have on such perceptions; reputational issues related to its sustainability-related activities, including potential backlash against such activities, and compliance with increasingly complex climate- and other sustainability- related regulations, such as risks related to “greenwashing” and “greenhushing”; cybersecurity-related risks; its ability to apply technology, data analytics and artificial intelligence effectively and potential increased costs resulting from such activities; risks associated with the use of artificial intelligence in its business operations, including regulatory, data privacy, cybersecurity, errors and omissions, intellectual property and competition risks; heightened competition for talent and increased compensation costs; disasters or other business interruptions, including with respect to its operations in India; risks related to its international operations, such as those related to regulatory, tax, sustainability, sanctions and anti-corruption compliance and increased scrutiny of the use of off-shore centers of excellence such as those we operate in India and elsewhere; changes to data privacy and protection laws and regulations; foreign exchange rates; changes in accounting standards; changes in premium rates and in insurance markets generally, including the impact of large or man-made natural events; tax, environmental or other compliance risks related to its legacy clean energy investments; its inability to receive dividends or other distributions from subsidiaries; and changes in the insurance brokerage industry’s competitive landscape.

Please refer to Gallagher’s filings with the Securities and Exchange Commission, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its subsequently filed Quarterly Reports on Form 10-Q for a more detailed discussion of these and other factors that could impact its forward-looking statements. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share, as adjusted (adjusted EPS), adjusted revenue, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition or because they provide investors with measures that its chief operating decision maker uses when reviewing Gallagher’s performance. See further below for definitions and additional reasons each of these measures is useful to investors. Gallagher’s industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. As disclosed in its most recent Proxy Statement, Gallagher makes determinations regarding certain elements of executive officer incentive compensation, performance share awards and annual cash incentive awards, partly on the basis of measures related to adjusted EBITDAC.

Adjusted Non-GAAP presentation - Gallagher believes that the adjusted non-GAAP presentations of the current and prior period information presented in this earnings release provide stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period. See pages 14 and 15 for a reconciliation of the adjustments made to income taxes.

•

Adjusted measures - Revenues (for the Brokerage segment), revenues before reimbursements (for the Risk Management segment), net earnings, compensation expense and operating expense, respectively, each adjusted to exclude the following, as applicable:

•

Net gains (losses) on divestitures, which are primarily net proceeds received related to sales of books of business and other divestiture transactions, such as the disposal of a business through sale or closure.

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•

Acquisition integration costs, which include costs related to certain large acquisitions (including the acquisitions of the Willis Towers Watson treaty reinsurance brokerage operations, Buck, Cadence Insurance, Eastern Insurance Group, My Plan Manager, Woodruff Sawyer and AssuredPartners), outside the scope of the usual tuck-in strategy, not expected to occur on an ongoing basis in the future once Gallagher fully assimilates the applicable acquisition. These costs are typically associated with redundant workforce, compensation expense related to amortization of certain retention bonus arrangements, extra lease space, duplicate services and external costs incurred to assimilate the acquisition into its IT related systems.

•

Transaction-related costs, which are associated with completed, future and terminated acquisitions. Costs primarily relate to the acquisitions of the Willis Towers Watson treaty reinsurance brokerage operations, Buck, Cadence Insurance, Eastern Insurance Group, all of which closed in 2023, as well as Woodruff Sawyer and AssuredPartners, which closed in April 2025 and August 2025, respectively. These include costs related to regulatory filings, legal and accounting services, insurance and incentive compensation.

•	Workforce related charges, which primarily include severance costs (either accrued or paid) related to employee terminations and other costs associated with redundant workforce.

•	Lease termination related charges, which primarily include costs related to terminations of real estate leases and abandonment of leased space.

•

Acquisition related adjustments principally relate to changes in estimated acquisition earnout payables adjustments and acquisition related compensation charges. In addition, from time to time may include changes in balance sheet estimates arising from conforming accounting principles, purchase-related true-ups and other balance sheet adjustments made after the closing date; the net impact of these on first quarter 2024 results was approximately $26 million of revenues and approximately $28 million of compensation expense.

•

Amortization of intangible assets, which reflects the amortization of customer/expiration lists, non-compete agreements, trade names and other intangible assets acquired through Gallagher’s merger and acquisition strategy, the impact to amortization expense of acquisition valuation adjustments to these assets as well as non-cash impairment charges.

•

The impact of foreign currency translation, as applicable. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same period in the prior year.

•	Effective income tax rate impact, which levelizes the prior year for the change in current year tax rates.

•	Legal and tax related, which represents the impact of adjustments in fourth quarter 2025 and 2024 related to costs associated with legal and tax matters.

•

Benefit plan related, which represents the impact of adjustments in fourth quarter 2025 related to costs associated with the termination of the Gallagher US defined pension plan and other benefit plan changes.

•	Adjusted ratios - Adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Non-GAAP Earnings Measures

•

EBITDAC and EBITDAC margin - EBITDAC is net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables and EBITDAC margin is EBITDAC divided by total revenues (for the Brokerage segment) and revenues before reimbursements (for the Risk Management segment). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance for the overall business and provide a meaningful way to measure its financial performance on an ongoing basis.

•

EBITDAC, as Adjusted and EBITDAC Margin, as Adjusted - Adjusted EBITDAC is EBITDAC adjusted to exclude net gains on divestitures, acquisition integration costs, workforce related charges, lease termination related charges, acquisition related adjustments, transaction related costs, and the period-over-period impact of foreign currency translation, as applicable, and Adjusted EBITDAC margin is Adjusted EBITDAC divided by total adjusted revenues (defined above). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance and are also presented to improve the comparability of its results between periods by eliminating the impact of the items that have a high degree of variability.

•

EPS, as Adjusted and Net Earnings, as Adjusted—Adjusted net earnings have been adjusted to exclude the after-tax impact of net gains on divestitures, acquisition integration costs, the impact of foreign currency translation, workforce related charges, lease termination related charges, acquisition related adjustments, transaction related costs, amortization of intangible assets, and effective income tax rate impact, as applicable. Adjusted EPS is Adjusted Net Earnings divided by diluted weighted average shares outstanding. This measure provides a meaningful representation of Gallagher’s operating performance (and as such should not be used as a measure of Gallagher’s liquidity), and for the overall business is also presented to improve the comparability of its results between periods by eliminating the impact of the items that have a high degree of variability.

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Organic Revenues (a non-GAAP measure) - Organic revenue change measures the year-over-year percentage change in organic revenue. For the Brokerage segment, organic revenue consists of base commission and fee revenues, supplemental revenues and contingent revenues, excluding the first twelve months of such revenues generated from acquisitions and such revenues related to divested operations, which include disposals of a business through sale or closure, estimate changes, run-off of a business and the restructuring and/or repricing of programs and products, in each period presented. Such revenues are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior period. In order to improve the comparability of Gallagher’s results between periods, we further exclude the period-over-period impact of foreign currency translation; revenue from certain large life product sales within Gallagher’s Executive Life and Benefits practice group (which are typically large, singular transactions with a high degree of variability in amount and timing); and revenue attributable to changes in assumptions used to calculate estimated deferred revenues, which impact the quarterly timing of revenues during the annual contract period. For the Risk Management segment, organic revenue consists of fee revenues excluding the first twelve months of such revenues generated from acquisitions and such revenues related to divested operations in each period presented. In order to improve the comparability of Gallagher’s results between periods, we further exclude the period-over-period impact of foreign currency translation.

These revenue items are excluded from organic revenues in order to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond, as well as eliminating the impact of the items that have a high degree of variability. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this non-GAAP measure allows readers of its financial statements to measure, analyze and compare the growth from its Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures - This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on pages 12 and 13), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on pages 1 and 2), for organic revenue measures (on pages 3 and 5, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 4, 5 and 6 respectively, for the Brokerage and Risk Management segments).

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 4th Quarter December 31,

(Unaudited - in millions except per share, percentage and workforce data)

Brokerage Segment	4th Q Ended Dec 31, 2025	4th Q Ended Dec 31, 2024	Year Ended Dec 31, 2025	Year Ended Dec 31, 2024
Commissions	$2,059	$1,501	$8,024	$6,694
Fees	782	523	2,646	2,193
Supplemental revenues	132	98	466	359
Contingent revenues	83	52	324	268
Interest income, premium finance revenues and other income	113	122	732	420

Total revenues	3,169	2,296	12,192	9,934

Compensation	1,868	1,291	6,660	5,502
Operating	527	344	1,676	1,363
Depreciation	46	34	159	133
Amortization	298	163	894	651
Change in estimated acquisition earnout payables	6	39	44	26

Expenses	2,745	1,871	9,433	7,675

Earnings before income taxes	424	425	2,759	2,259
Provision for income taxes	107	108	707	573

Net earnings	317	317	2,052	1,686
Net earnings attributable to noncontrolling interests	3	—	9	8

Net earnings attributable to controlling interests	$314	$317	$2,043	$1,678

EBITDAC
Net earnings	$317	$317	$2,052	$1,686
Provision for income taxes	107	108	707	573
Depreciation	46	34	159	133
Amortization	298	163	894	651
Change in estimated acquisition earnout payables	6	39	44	26

EBITDAC	$774	$661	$3,856	$3,069

Risk Management Segment	4th Q Ended Dec 31, 2025	4th Q Ended Dec 31, 2024	Year Ended Dec 31, 2025	Year Ended Dec 31, 2024
Fees	$408	$360	$1,549	$1,414
Interest income and other income	9	9	36	37

Revenues before reimbursements	417	369	1,585	1,451
Reimbursements	42	36	164	154

Total revenues	459	405	1,749	1,605

Compensation	255	225	974	882
Operating	78	72	298	279
Reimbursements	42	36	164	154
Depreciation	10	10	40	38
Amortization	6	4	22	14
Change in estimated acquisition earnout payables	1	—	2	—

Expenses	392	347	1,500	1,367

Earnings before income taxes	67	58	249	238
Provision for income taxes	18	15	66	63

Net earnings	49	43	183	175
Net earnings attributable to noncontrolling interests	—	—	—	—

Net earnings attributable to controlling interests	$49	$43	$183	$175

EBITDAC
Net earnings	$49	$43	$183	$175
Provision for income taxes	18	15	66	63
Depreciation	10	10	40	38
Amortization	6	4	22	14
Change in estimated acquisition earnout payables	1	—	2	—

EBITDAC	$84	$72	$313	$290

See “Information Regarding Non-GAAP Measures” beginning on page 9 of 15.

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Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 4th Quarter December 31,

(Unaudited - in millions except share and per share data)

Corporate Segment	4th Q Ended Dec 31, 2025	4th Q Ended Dec 31, 2024	Year Ended Dec 31, 2025	Year Ended Dec 31, 2024
Other income	$—	$14	$1	$16

Total revenues	—	14	1	16

Compensation	86	38	208	138
Operating	62	22	284	112
Interest	161	102	639	381
Depreciation	2	2	7	7

Expenses	311	164	1,138	638

Loss before income taxes	(311)	(150)	(1,137)	(622)
Benefit for income taxes	(99)	(48)	(405)	(232)

Net loss	(212)	(102)	(732)	(390)
Net loss attributable to noncontrolling interests	—	—	—	—

Net loss attributable to controlling interests	$(212)	$(102)	$(732)	$(390)

EBITDAC
Net loss	$(212)	$(102)	$(732)	$(390)
Benefit for income taxes	(99)	(48)	(405)	(232)
Interest	161	102	639	381
Depreciation	2	2	7	7

EBITDAC	$(148)	$(46)	$(491)	$(234)

Total Company	4th Q Ended Dec 31, 2025	4th Q Ended Dec 31, 2024	Year Ended Dec 31, 2025	Year Ended Dec 31, 2024
Commissions	$2,059	$1,501	$8,024	$6,694
Fees	1,190	883	4,195	3,607
Supplemental revenues	132	98	466	359
Contingent revenues	83	52	324	268
Interest income, premium finance revenues and other income	122	145	769	473

Revenues before reimbursements	3,586	2,679	13,778	11,401
Reimbursements	42	36	164	154

Total revenues	3,628	2,715	13,942	11,555

Compensation	2,209	1,554	7,842	6,522
Operating	667	438	2,258	1,754
Reimbursements	42	36	164	154
Interest	161	102	639	381
Depreciation	58	46	206	178
Amortization	304	167	916	665
Change in estimated acquisition earnout payables	7	39	46	26

Expenses	3,448	2,382	12,071	9,680

Earnings before income taxes	180	333	1,871	1,875
Provision for income taxes	26	75	368	404

Net earnings	154	258	1,503	1,471
Net earnings attributable to noncontrolling interests	3	—	9	8

Net earnings attributable to controlling interests	$151	$258	$1,494	$1,463

Diluted net earnings per share	$0.58	$1.12	$5.74	$6.50

Dividends declared per share	$0.65	$0.60	$2.60	$2.40

EBITDAC
Net earnings	$154	$258	$1,503	$1,471
Provision for income taxes	26	75	368	404
Interest	161	102	639	381
Depreciation	58	46	206	178
Amortization	304	167	916	665
Change in estimated acquisition earnout payables	7	39	46	26

EBITDAC	$710	$687	$3,678	$3,125

See “Information Regarding Non-GAAP Measures” beginning on page 9 of 15.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Dec 31, 2025	Dec 31, 2024
Cash and cash equivalents	$1,396	$14,987
Fiduciary assets (includes fiduciary cash of $7,142 in 2025 and $5,481 in 2024)	26,899	24,712
Accounts receivable, net	5,175	3,896
Other current assets	886	518

Total current assets	34,356	44,113
Fixed assets - net	789	650
Deferred income taxes (includes tax credit carryforwards of $772 in 2024)	43	959
Other noncurrent assets	1,602	1,355
Right-of-use assets	598	378
Goodwill	22,593	12,270
Amortizable intangible assets - net	10,684	4,530

Total assets	$70,665	$64,255

Fiduciary liabilities	$26,899	$24,712
Accrued compensation and other current liabilities	4,017	3,586
Deferred revenue - current	737	537
Premium financing debt	226	225
Corporate related borrowings - current	640	200

Total current liabilities	32,519	29,260
Corporate related borrowings - noncurrent	12,104	12,732
Deferred revenue - noncurrent	155	67
Lease liabilities - noncurrent	515	328
Other noncurrent liabilities (includes tax credit carryforwards of $713 in 2025)	2,025	1,688

Total liabilities	47,318	44,075

Stockholders’ equity:
Common stock - issued and outstanding	257	250
Capital in excess of par value	17,783	16,069
Retained earnings	5,806	4,986
Accumulated other comprehensive loss	(525)	(1,151)

Total controlling interests stockholders’ equity	23,321	20,154
Noncontrolling interests	26	26

Total stockholders’ equity	23,347	20,180

Total liabilities and stockholders’ equity	$70,665	$64,255

Arthur J. Gallagher & Co.

Other Information

(Unaudited - data is rounded where indicated)

		4th Q Ended Dec 31, 2025	4th Q Ended Dec 31, 2024			Year Ended Dec 31, 2025	Year Ended Dec 31, 2024
OTHER INFORMATION
Basic weighted average shares outstanding (000s)	*	256,901	226,425			256,150	220,502
Diluted weighted average shares outstanding (000s)	*	260,258	231,059			260,134	224,966
Number of common shares outstanding at end of period (000s)						256,976	249,999
Workforce at end of period (includes acquisitions):
Brokerage				*	*	55,561	42,091
Risk Management						10,889	10,339
Total Company				*	*	71,776	55,977

*

Gallagher completed a follow on public offering of 30,357,143 shares of its common stock on December 11, 2024 and 4,553,571 shares of its common stock on January 7, 2025, to fund a portion of the acquisition of AssuredPartners.

**	The acquisition of AssuredPartners added approximately 10,900 employees in August 2025.

Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited)

(Unaudited - in millions except share and per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings (Loss)	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
4th Q Ended December 31, 2025
Brokerage, as reported	$424	$107	$317	$3	$314	$1.21
Net (gains) on divestitures	(20)	(5)	(15)	—	(15)	(0.06)
Acquisition integration	106	27	79	—	79	0.30
Workforce and lease termination	106	26	80	—	80	0.31
Acquisition related adjustments	43	13	30	—	30	0.12
Amortization of intangible assets	298	75	223	—	223	0.86

Brokerage, as adjusted	$957	$243	$714	$3	$711	$2.74

Risk Management, as reported	$67	$18	$49	$—	$49	$0.19
Net (gains) on divestitures	(1)	—	(1)	—	(1)	—
Acquisition integration	2	1	1	—	1	—
Workforce and lease termination	2	1	1	—	1	—
Acquisition related adjustments	3	—	3	—	3	0.01
Amortization of intangible assets	6	2	4	—	4	0.02

Risk Management, as adjusted	$79	$21	$58	$—	$58	$0.22

Corporate, as reported	$(311)	$(99)	$(212)	$—	$(212)	$(0.82)
Transaction-related costs	36	9	27	—	27	0.10
Legal, tax and benefit plan related	54	20	34	—	34	0.14

Corporate, as adjusted	$(221)	$(70)	$(151)	$—	$(151)	$(0.58)

See “Information Regarding Non-GAAP Measures” beginning on page 9 of 15.

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Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited) - Continued

(Unaudited - in millions except share and per share data)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings (Loss)	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
4th Q Ended December 31, 2024
Brokerage, as reported	$425	$108	$317	$—	$317	$1.37
Net losses on divestitures	1	—	1	—	1	—
Acquisition integration	39	10	29	—	29	0.13
Workforce and lease termination	31	8	23	—	23	0.10
Acquisition related adjustments	53	13	40	—	40	0.17
Amortization of intangible assets	163	42	121	—	121	0.53
Effective income tax rate impact	—	(1)	1	—	1	0.01
Levelized foreign currency translation	7	2	5	—	5	0.02

Brokerage, as adjusted	$719	$182	$537	$—	$537	$2.33

Risk Management, as reported	$58	$15	$43	$—	$43	$0.19
Acquisition integration	1	1	—	—	—	—
Workforce and lease termination	4	1	3	—	3	0.01
Acquisition related adjustments	—	—	—	—	—	—
Amortization of intangible assets	4	1	3	—	3	0.01
Levelized foreign currency translation	1	—	1	—	1	—

Risk Management, as adjusted	$68	$18	$50	$—	$50	$0.21

Corporate, as reported	$(150)	$(48)	$(102)	$—	$(102)	$(0.44)
Transaction-related costs	17	3	14	—	14	0.06
Clean energy-related	(2)	(1)	(1)	—	(1)	—

Corporate, as adjusted	$(135)	$(46)	$(89)	$—	$(89)	$(0.38)

	Earnings (Loss) Before Income Taxes	(Benefit) for Income Taxes	Net Earnings (Loss)	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
Year Ended December 31, 2025
Brokerage, as reported	$2,759	$707	$2,052	$9	$2,043	$7.85
Net (gains) on divestitures	(24)	(6)	(18)	—	(18)	(0.07)
Acquisition integration	257	63	194	—	194	0.73
Workforce and lease termination	183	47	136	—	136	0.53
Acquisition related adjustments	172	45	127	—	127	0.49
Amortization of intangible assets	894	226	668	—	668	2.57

Brokerage, as adjusted	$4,241	$1,082	$3,159	$9	$3,150	$12.10

Risk Management, as reported	$249	$66	$183	$—	$183	$0.70
Net (gains) on divestitures	(2)	(1)	(1)	—	(1)	—
Acquisition integration	9	2	7	—	7	0.03
Workforce and lease termination	12	3	9	—	9	0.03
Acquisition related adjustments	4	1	3	—	3	0.01
Amortization of intangible assets	22	6	16	—	16	0.06

Risk Management, as adjusted	$294	$77	$217	$—	$217	$0.83

Corporate, as reported	$(1,137)	$(405)	$(732)	$—	$(732)	$(2.81)
Transaction-related costs	122	15	107	—	107	0.41
Legal, tax and benefit plan related	78	36	42	—	42	0.16

Corporate, as adjusted	$(937)	$(354)	$(583)	$—	$(583)	$(2.24)

	Earnings (Loss) Before Income Taxes	Provision (Benefit) for Income Taxes	Net Earnings (Loss)	Net Earnings (Loss) Attributable to Noncontrolling Interests	Net Earnings (Loss) Attributable to Controlling Interests	Diluted Net Earnings (Loss) per Share
Year Ended December 31, 2024
Brokerage, as reported	$2,259	$573	$1,686	$8	$1,678	$7.46
Net (gains) on divestitures	(24)	(6)	(18)	—	(18)	(0.08)
Acquisition integration	191	48	143	—	143	0.63
Workforce and lease termination	118	30	88	—	88	0.39
Acquisition related adjustments	85	22	63	(3)	66	0.28
Amortization of intangible assets	651	165	486	—	486	2.16
Effective income tax rate impact	—	7	(7)	—	(7)	(0.03)
Levelized foreign currency translation	13	5	8	—	8	0.04

Brokerage, as adjusted	$3,293	$844	$2,449	$5	$2,444	$10.85

Risk Management, as reported	$238	$63	$175	$—	$175	$0.78
Acquisition integration	3	1	2	—	2	0.01
Workforce and lease termination	8	2	6	—	6	0.03
Amortization of intangible assets	14	4	10	—	10	0.04

Risk Management, as adjusted	$263	$70	$193	$—	$193	$0.86

Corporate, as reported	$(622)	$(232)	$(390)	$—	$(390)	$(1.74)
Transaction-related costs	32	6	26	—	26	0.12
Legal and tax related	—	(3)	3	—	3	0.02
Clean energy-related	(2)	—	(2)	—	(2)	(0.01)

Corporate, as adjusted	$(592)	$(229)	$(363)	$—	$(363)	$(1.61)

See “Information Regarding Non-GAAP Measures” on page 9 of 15.

Contact:

Ray Iardella

Vice President - Investor Relations

630-285-3661 or ray_iardella@ajg.com

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